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                                                                       Exhibit 4

REGISTERED
No. 1

                                KRAFT FOODS INC.


                          FLOATING RATE NOTE DUE 2004

                                  representing

                                  $400,000,000

CUSIP No.    50075N AJ 3

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  KRAFT FOODS INC., a Virginia corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $400,000,000 on November 26, 2004, and to pay interest thereon as set forth on the reverse of this Note.

                  Payment of the principal of and interest on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer to an account maintained by the payee at a bank located in the United States. All payments of principal and interest in respect of this Note shall be made by the Company in immediately available funds.

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                  Additional provisions of this Note are contained on the
reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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                  IN WITNESS WHEREOF, KRAFT FOODS INC. has caused this
instrument to be duly executed under its corporate seal.

Dated: November 26, 2002

                                                   KRAFT FOODS INC.

                                                   By: /s/ JAMES P. DOLLIVE
                                                      __________________________
                                                      Name:  James P. Dollive
                                                      Title: Senior Vice
                                                             President and Chief
                                                             Financial Officer

[SEAL]

                                                   Attest:

                                                   By: /s/ CALVIN J. COLLIER
                                                      __________________________
                                                      Name:  Calvin J. Collier
                                                      Title: Senior Vice
                                                             President, General
                                                             Counsel and
                                                             Corporate Secretary

                                       3

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                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

                                                       JPMORGAN CHASE BANK,
                                                         as Trustee

                                                       By: /s/ CAROL NG
                                                           ---------------------
                                                             Authorized Officer

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

                               (Reverse of Note)

                                KRAFT FOODS INC.

                  This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is initially issued in the aggregate principal amount of $750,000,000, all such Securities issued and to be issued under an Indenture dated as of October 17, 2001 between the Company and The Chase Manhattan Bank (now known as JPMorgan Chase Bank), as Trustee (herein called the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of a series of the Securities designated therein as Floating Rate Notes due 2004 (the "Notes").

                  The Notes shall bear interest from and including November 26, 2002 until the principal hereof is paid or made available for payment, and shall be payable from and including November 26, 2002 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears, except as otherwise provided in this paragraph, on February 26, May 26, August 26 and November 26 of each year (each an "Interest Payment Date"), beginning on February 26, 2003, to the Holders in whose names the Notes are registered at the close of business on the Regular Record Date for such interest installment, which shall be on the 15th calendar day preceding each Interest Payment Date. If any Interest Payment Date would otherwise be a day that is not a Business Day (as defined below), payment of interest shall be postponed until the next day that is a Business Day, unless such Business Day falls in the next succeeding calendar month, in which case payment of interest shall be made on the immediately preceding Business Day (in both cases, interest shall be payable for the period up to, but excluding, such Interest Payment
Date). Interest shall cease to accrue on any Note on November 26, 2004, unless, upon presentation of such Note, payment of principal is improperly withheld or refused, in which case, interest shall continue to accrue until such payment is made.

                  The period beginning on, and including, November 26, 2002, and ending on, but excluding, the next Interest Payment Date thereafter, and each successive quarterly period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is herein called an "Interest Period." "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York.

                  Each Note shall bear interest during any particular Interest Period at a rate equal to LIBOR (as described below), plus a spread of 0.20 per cent (such total, the "Rate of Interest"), for such Interest Period. All percentages resulting from any calculation of the Rate of Interest on the Notes shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage

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point, with five one-millionths of a percentage point rounded upward (e.g.,
9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655) and
9.876544% (or .09876544) would be rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on the Notes shall be rounded to the nearest cent (with one-half cent being rounded upward).

         The Rate of Interest for the Notes for any Interest Period following the initial Interest Period shall be determined on the date that is two London banking days prior to the beginning of such Interest Period (each, an "Interest Determination Date"). With respect to the Interest Period following such Interest Determination Date, LIBOR shall be determined to be the offered rate for three-month U.S. dollar deposits that appears on Telerate Page 3750 at approximately 11:00 A.M., London time, on such Interest Determination Date. The Rate of Interest determined on an Interest Determination Date shall become effective on and as of the immediately following Interest Payment Date and shall be the Rate of Interest which is payable for the Interest Period beginning on such Interest Payment Date. "London banking day" shall mean any day on which dealings in U.S. dollar deposits are transacted in the London interbank market. "Telerate Page 3750" means the display page so designated on the Telerate Service for the purpose of displaying London interbank offered rates of major banks (or any successor page).

         If this rate does not appear on Telerate Page 3750, LIBOR shall be determined as follows:

         (i) LIBOR shall be based on the rates at approximately 11:00 A.M., London time, on such Interest Determination Date, at which three-month U.S. dollar deposits are offered to prime banks in the London interbank market by four major banks in the London interbank market (selected by the Calculation Agent after consulting with the Company) for the period commencing two London banking days immediately following such date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at that time;

         (ii) The Calculation Agent shall request the principal London office of each of the four banks mentioned above to provide a quotation of its rate. If at least two such quotations are provided, LIBOR shall equal the average of such quotations;

         (iii) If fewer than two quotations are provided, LIBOR shall equal the average of the rates quoted at approximately 11:00 A.M., New York time, on such Interest Determination Date by three major banks in New York, New York (selected by the Calculation Agent after consulting with the Company). The rates shall be for U.S. dollar loans to leading banks having a three-month maturity commencing two London banking days immediately following such date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at that time; and

         (iv)  If fewer than three quotations are provided pursuant to paragraph
               (iii), the Rate of Interest in effect for the applicable period shall be the same as the

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               Rate of Interest determined on the immediately preceding Interest
               Determination Date.

         So long as any of the Notes remain outstanding, the Company shall maintain under appointment a calculation agent (the "Calculation Agent") to calculate the Rate of Interest payable on the Notes in respect of each Interest Period, other than the initial Interest Period. If the Calculation Agent fails to establish the Rate of Interest for any Interest Period, or if the Company removes the Calculation Agent, the Company shall appoint another commercial or investment bank to act as the Calculation Agent. The Company may appoint a successor Calculation Agent at any time at the Company's discretion and without notice.

         The Calculation Agent shall, as soon as practicable after 11:00 A.M., London time, on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable in respect of the following Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned divided by
360. The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall (in the absence of willful misconduct, bad faith or manifest error) be final and binding on all parties. Notwithstanding anything herein to the contrary, the Rate of Interest on the Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The Rate of Interest for the initial Interest Period shall be 1.62625%.

         The Calculation Agent shall, upon the request of the Holder of any note, provide the Rate of Interest then in effect. All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of the Rate of Interest on the Notes by the Calculation Agent shall (in the absence of willful misconduct, bad faith or manifest error) be final and binding on the Company, the Calculation Agent and all of the Holders and owners of beneficial interests in the Notes, and no liability shall (in the absence of willful misconduct, bad faith or negligence) attach to the Calculation Agent in connection with the exercise by it of its powers, duties and discretions.

         The Company may, without the consent of the Holders of the Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue price and issue date. Any additional notes having such similar terms, together with the Notes, shall constitute a single series of notes under the Indenture. No additional notes may be issued if an Event of Default has occurred with respect to the Notes.

         The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default (other than an Event of Default described in Section 501(4) or 501(5) of the Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes of this series

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

then Outstanding may declare the entire principal amount of the Notes of this series due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 501(4) or 501(5) occurs with respect to the Company, all of the unpaid principal amount and accrued interest then outstanding shall ipso facto become and be immediately due and payable in the manner with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of that series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

         Certain of the Company's obligations under the Indenture with respect to Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.

         The Notes are not redeemable prior to maturity and are not subject to a sinking fund.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

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                                 ASSIGNMENT FORM

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

  PLEASE INSERT SOCIAL SECURITY NUMBER OR
  OTHER IDENTIFYING NUMBER OF ASSIGNEE





________________________________________________________________________________
                                (Name and address of Assignee, including zip code, must be printed or typewritten)


________________________________________________________________________________



________________________________________________________________________________
  the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing


________________________________________________________________________________



_____________________________________________________________________ Attorney
  to transfer the said Note on the books of Kraft Foods Inc. with full power of substitution in the premises.


  Dated:__________________________     _________________________________________
                                       NOTICE:   The signature of this
                                                 assignment must correspond with
                                                 the name as it appears upon the
                                                 face of the within Note in
                                                 every particular, without
                                                 alteration or enlargement or
                                                 any change whatever.

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